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                                                                   EXHIBIT 10.12







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                                               Effective:  May 9, 2000
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                       HUMAN RESOURCES
                                               CORPORATE HEADQUARTERS POLICIES
                    POLICIES & PROCEDURES

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                            CHANGE OF CONTROL POLICY

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POLICY SUMMARY
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In the event of a change of control resulting in loss of employment or relocation of the corporate headquarters, Rainforest Cafe will offer a generous severance package to all Corporate Support Team Members.


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ELIGIBILITY/APPLICABILITY
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This policy applies to the following individuals employed by Rainforest Cafe.

   -  All Corporate Support Team Members

ELIGIBILITY:
   - Team Members with less than two years of service will be eligible for six (6) months of severance.
   - Team Members with two or more years of service or Team Members at a Director level, will be eligible for one (1) year of severance or an amount provided by written agreement between the company and the Team Member.


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PROCEDURES
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Rainforest Cafe, Inc. ("the Company") has determined that it is in the Company's best interest to retain its current employees and, as an inducement to encourage our employees to continue their employment with us, we have decided to provide for certain Change of Control benefits in the event an employee is terminated under certain circumstances.

PAYMENTS TO EMPLOYEES UPON TERMINATION FOLLOWING A CHANGE OF CONTROL. In the event an Employee's employment is terminated within two (2) years following a Change of Control*, and such termination is either (i) Without Cause; or (ii) A Constructive Termination, the Company will pay to the Employee, in addition to all compensation due and payable to the Employee as of the date of his or her termination, a lump sum payment, equal to six (6) months of the Employee's Annual Compensation and Employee's Benefits (the "Severance Payment"). For those Employees of Director level



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or higher, and those who have been employed for more than two years at the time of termination, the amount of the Severance Payment shall be one year of the Employee's Annual Compensation and six (6) months of the Employee's Benefits, or an amount provided by written agreement between the Company and the Employee. Payment of the Severance Payment will be made following the expiration of any applicable revocation or rescission period, and the payments shall be reduced by applicable withholding amounts.

     1. As a condition to receiving payments under this Policy, an Employee will be required to execute the standard form release agreement used by the Company at the time, and to allow any applicable rescission or revocation period to expire without exercising such rights. The release will provide that the Employee releases all claims against the Company, with the exception of claims for indemnification under applicable law, and claims arising out of the Employee's status as a holder of shares of stock in the Company.

     2. Severance Payments made under this Policy shall be in lieu of any other payments owed to the Employee under any other Company severance offer or policy.

          *Underlined terms are defined in Exhibit A to this Policy.

     4. RESOLUTION OF DISPUTES. If there shall be any dispute between the Company and the Employee (i) in the event Employee's employment termination was Without Cause, or (ii) in the event of a Constructive Termination of employment by the Company, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was not Without Cause or that the determination by the Employee of the existence of a Constructive Termination was not made in good faith, the Company shall pay, and provide all benefits to Employee and/or Employee's family or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to this Agreement, as though such termination were by the Company Without Cause or was a Constructive Termination by the Company; provided, however, that the Company shall not be required to pay any disputed amounts pursuant to this Section except upon receipt of an undertaking by or on behalf of Employee to repay all such amounts to which Employee is ultimately adjudged by such court not to be entitled.

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                                   EXHIBIT A

DEFINITIONS.

     a. Annual Compensation. For the purposes of this Agreement, Annual Compensation shall mean Employee's annual base salary.

     b. Benefits. For the purposes of this Agreement, Benefits shall mean an amount equal to the six month cost to Employee of obtaining health care coverage comparable to that currently provided by Employer (grossed-up to compensate Employee for the taxable nature of such payment), and an amount equal to the six month cost to Employee of obtaining life insurance and insurance coverage for accidental death and disability insurance comparable to that provided by Employer (all as grossed-up to compensate Employee for the taxable nature of such payments).

     c.   Change of Control.

          i. For the purposes of this Policy, a "Change of Control" shall mean:

               (1) The acquisition by any person, entity or "group" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") (excluding, for this purpose, any acquisition by (A) the Company, (B) any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company or (C) Lyle Berman or the four irrevocable trusts for the benefit of Mr. Berman's children) of beneficial ownership, (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

               (2) Individuals who, as of May 9, 2000, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to May 9, 2000, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of







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                    an individual whose initial assumption of office is in
                    connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

               (3) Approval by the shareholders of the Company of (A) a reorganization, merger or consolidation, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged or consolidated company's then outstanding voting securities entitled to vote generally in the election of directors of the reorganized, merged or consolidate company, or (B) a liquidation or dissolution of the Company or (C) the sale of all or substantially all of the assets of the Company.

         d. Termination Without Cause. For the purposes of this Agreement, "Termination Without Cause" shall mean termination of the Employee by the Company for reasons other than:

              (1)  the commission of a felony;

              (2) the theft or embezzlement of property of the Company or the commission of any similar act involving moral turpitude; or

              (3) the failure of the Employee to substantially perform his or her material duties and responsibilities under this Policy other than the Employee's death or disability, which failure is not cured within thirty (30) days (or if such cure is commenced within such thirty (30) day period and thereafter diligently pursued such longer period, not to exceed ninety
                   (90) days, as is reasonably required to cure such failure), after written notice of such failure from the Company specifying such failure.

         e. Constructive Termination. For the purposes of this Policy, "Constructive Termination" shall mean:

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              (1)  a material, adverse change of Employee's responsibilities, authority, status, position, offices, titles, duties or reporting requirements;

              (2)  an adverse change of Employee's compensation or benefits;

              (3) a requirement to relocate in excess of fifty (50) miles from Employee's then current place of employment without Employee's consent; or

              (4) the breach by the Company of any material provision of this Policy or failure to fulfill any other contractual duties owed to the Employee.

     For the purposes of this definition, Employee's responsibilities, authority, status, position, offices, titles, duties and reporting requirements are to be determined as of the date this Policy is adopted.


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     RESOURCES
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     Direct any questions regarding this policy to the Vice President of Human
     Resources and/or General Counsel at the corporate office.